UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2021

Owl Rock Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, 38th Floor
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On May 5, 2021, Owl Rock Capital Corporation II (the “Company”) completed its offering of an additional $100 million aggregate principal amount of its 4.625% notes due 2024 (the “Notes”). The offering was consummated pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated April 30, 2021 among the Company and Owl Rock Capital Advisors LLC (the “Advisor”), on the one hand, and Deutsche Bank Securities Inc., as initial purchaser (the “Initial Purchaser”), on the other hand. The Purchase Agreement provided for the Notes to be issued to the Initial Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchaser to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchaser. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the Notes were approximately $103.85 million, after deducting the fees paid to the Initial Purchaser and estimated offering expenses of approximately $850,000, each payable by the Company. The Company intends to use the net proceeds to pay down a portion of its outstanding indebtedness.

The Notes were issued as additional notes under the Indenture dated as of November 26, 2019 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, trustee (the “Trustee”), and a First Supplemental Indenture, dated as of November 26, 2019 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), pursuant to which the Company issued $300 million aggregate principal amount of the 4.625% Notes due 2024 (the “existing 2024 Notes”) on November 26, 2019 and $50 million aggregate principal amount of the existing 2024 Notes on October 21, 2020. The Notes will be treated as a single series with the existing 2024 Notes under the Indenture and will have the same terms as the existing 2024 Notes. The Notes will mature on November 26, 2024, unless repurchased or redeemed in accordance with their terms prior to such date. The Notes bear interest at a rate of 4.625% per year payable semi-annually on May 26 and November 26 of each year, commencing on May 26, 2021.

The Notes will be the Company’s direct, general unsecured obligations and will rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes will rank pari passu, or equal, in right of payment with all of the Company’s existing and future indebtedness or other obligations that are not so subordinated, or junior, including, without limitation, the existing 2024 Notes, of which $350 million was outstanding as of December 31, 2020. The Notes will rank effectively subordinated, or junior, to any of the Company’s future secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally subordinated, or junior, to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities including, without limitation, borrowings under the Credit Agreement, dated December 1, 2017 among ORCC II Financing LLC and OR Lending II LLC, each wholly-owned subsidiaries of the Company, as Borrowers, and the lenders from time to time parties thereto, Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Cortland Capital Market Services LLC as Collateral Custodian, of which approximately $365 million was outstanding as of December 31, 2020, and under the Credit Agreement, dated April 14, 2020 among ORCC II Financing II, a wholly-owned subsidiary of the Company, and, the lenders from time to time parties thereto, Natixis, New York Branch, as Administrative Agent, State Street Bank and Trust Company as Collateral Agent and Cortland Capital Market Services LLC as Document Custodian, of which approximately $191 million was outstanding as of December 31, 2020.

The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with the asset coverage requirements of the Investment Company Act of 1940, whether or not it is subject to those requirements, and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The foregoing description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Base Indenture and First Supplemental Indenture, which are incorporated by reference herein.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 26, 2019 by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s current report on Form 8-K, filed on November 26, 2019).
4.2	First Supplemental Indenture, dated as of November 26, 2019, relating to the 4.625% Notes due 2024, by and between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s current report on Form 8-K, filed on November 26, 2019).
4.3	Form of 4.625% Note due 2024 sold in reliance on Rule 144A of the Securities Act (incorporated by reference to Exhibit 4.2 of the Company’s current report on Form 8-K, filed on November 26, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Owl Rock Capital Corporation II

Date: May 5, 2021	By:	/s/ Bryan Cole
Bryan Cole
Chief Financial Officer and Chief Accounting Officer